SUB-ITEM 77Q1(g)



                                   AGREEMENT


                                      and


                             PLAN OF REORGANIZATION

                                      for


                 AIM GLOBAL CONSUMER PRODUCTS AND SERVICES FUND

                                 a Portfolio of

                              AIM INVESTMENT FUNDS



                                 June 13, 2001


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                               TABLE OF CONTENTS

                                                                            PAGE

ARTICLE 1 DEFINITIONS.........................................................2
         Section 1.1. Definitions.............................................2

ARTICLE 2 TRANSFER OF ASSETS..................................................5
         Section 2.1. Reorganization of Consumer Products Fund................5
         Section 2.2. Computation of Net Asset Value..........................5
         Section 2.3. Valuation Date..........................................6
         Section 2.4. Delivery................................................6
         Section 2.5. Termination of Series...................................6
         Section 2.6. Issuance of Global Trends Shares........................6
         Section 2.7. Investment Securities...................................7
         Section 2.8. Liabilities and Expenses................................7

ARTICLE 3 REPRESENTATIONS AND WARRANTIES OF AIF...............................7
         Section 3.1. Organization; Authority.................................8
         Section 3.2. Registration and Regulation of AIF......................8
         Section 3.3. Financial Statements....................................8
         Section 3.4. No Material Adverse Changes; Contingent Liabilities.....8
         Section 3.5. Fund Shares; Liabilities; Business Operations...........8
         Section 3.6. Accountants.............................................9
         Section 3.7. Binding Obligation......................................9
         Section 3.8. No Breaches or Defaults................................10
         Section 3.9. Authorizations or Consents.............................10
         Section 3.10. Permits...............................................10
         Section 3.11. No Actions, Suits or Proceedings......................10
         Section 3.12. Contracts.............................................11
         Section 3.13. Properties and Assets.................................11
         Section 3.14. Taxes.................................................11
         Section 3.15. Benefit and Employment Obligations....................12
         Section 3.16. Brokers...............................................12
         Section 3.17. Voting Requirements...................................12
         Section 3.18. State Takeover Statutes...............................12
         Section 3.19. Books and Records.....................................12
         Section 3.20. Prospectus and Statement of Additional Information....13
         Section 3.21. No Distribution.......................................13
         Section 3.22. Liabilities of Consumer Products Fund.................13
         Section 3.23. Value of Shares.......................................13
         Section 3.24. Shareholder Expenses..................................13
         Section 3.25. Intercompany Indebtedness.............................13

ARTICLE 4 REPRESENTATIONS AND WARRANTIES OF AST..............................13
         Section 4.1. Organization; Authority................................13
         Section 4.2. Registration and Regulation of AST.....................14

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         Section 4.3. Financial Statements...................................14
         Section 4.4. No Material Adverse Changes; Contingent Liabilities....14
         Section 4.5. Registration of Global Trends Shares...................14
         Section 4.6. Accountants............................................15
         Section 4.7. Binding Obligation.....................................15
         Section 4.8. No Breaches or Defaults................................15
         Section 4.9. Authorizations or Consents.............................16
         Section 4.10. Permits...............................................16
         Section 4.11. No Actions, Suits or Proceedings......................16
         Section 4.12. Taxes.................................................16
         Section 4.13. Brokers...............................................17
         Section 4.14. Representations Concerning the Reorganization.........17
         Section 4.15. Prospectus and Statement of Additional Information....18
         Section 4.16. Value of Shares.......................................18
         Section 4.17. Intercompany Indebtedness; Consideration..............18

ARTICLE 5 REPRESENTATIONS AND WARRANTIES OF GIP..............................18
         Section 5.1. Organization; Authority................................18
         Section 5.2. Financial Statements...................................18
         Section 5.3. No Material Adverse Changes; Contingent Liabilities....19
         Section 5.4. Portfolio Shares; Business Operations..................19
         Section 5.5. Binding Obligation.....................................19
         Section 5.6. No Breaches or Defaults................................19
         Section 5.7. Authorizations or Consents.............................20
         Section 5.8. No Actions, Suits or Proceedings.......................20
         Section 5.9. Properties and Assets..................................20
         Section 5.10. Taxes.................................................20

ARTICLE 6 COVENANTS..........................................................21
         Section 6.1. Conduct of Business....................................21
         Section 6.2. Announcements..........................................22
         Section 6.3. Portfolio Composition..................................22
         Section 6.4. Expenses...............................................22
         Section 6.5. Further Assurances.....................................22
         Section 6.6. Notice of Events.......................................22
         Section 6.7. Access to Information..................................22
         Section 6.8. Consents, Approvals and Filings........................23
         Section 6.9. Submission of Agreement to Shareholders................23

ARTICLE 7 CONDITIONS PRECEDENT TO THE REORGANIZATION.........................23
         Section 7.1. Conditions Precedent of AST............................23
         Section 7.2. Mutual Conditions......................................24
         Section 7.3. Conditions Precedent of AIF............................26

ARTICLE 8 TERMINATION OF AGREEMENT...........................................26
         Section 8.1. Termination............................................26
         Section 8.2. Survival After Termination.............................27

ARTICLE 9 MISCELLANEOUS......................................................27

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         Section 9.1. Survival of Representations and Warranties.............27
         Section 9.2. Law Governing..........................................27
         Section 9.3. Binding Effect, Persons Benefiting, No Assignment......27
         Section 9.4. Obligations of the Parties.............................27
         Section 9.5. Amendments.............................................28
         Section 9.6. Enforcement............................................28
         Section 9.7. Interpretation.........................................28
         Section 9.8. Counterparts...........................................28
         Section 9.9. Entire Agreement; Schedules............................29
         Section 9.10. Notices...............................................29
         Section 9.11. Representation by AIM Advisors........................30

         Schedule 7.1(d) Opinion of Counsel to AIF...........................32
         Schedule7.2(g) Tax Opinions.........................................33
         Schedule 7.3(d) Opinion of Counsel to AST...........................35

                      AGREEMENT AND PLAN OF REORGANIZATION

                  This AGREEMENT AND PLAN OF REORGANIZATION, dated as of June 13, 2001 (the "Agreement"), by and among AIM Investment Funds, a Delaware business trust ("AIF"), acting on behalf of AIM Global Consumer Products and Services Fund ("Consumer Products Fund"), AIM Series Trust, a Delaware business trust ("AST"), acting on behalf of AIM Global Trends Fund ("Global Trends"), Global Investment Portfolio, a Delaware business trust ("GIP"), acting on behalf of Global Consumer Products and Services Portfolio ("Consumer Products Portfolio"), and A I M Advisors, Inc. ("AIM Advisors"), a Delaware corporation.

                                   WITNESSETH

                  WHEREAS, AIF is an investment company registered with the Securities and Exchange Commission (the "SEC") under the Investment Company Act (as defined below) that offers separate classes of its shares representing interests in its investment portfolios, including Consumer Products Fund, for sale to the public; and

                  WHEREAS, Consumer Products Fund invests all of its assets in the shares of Consumer Products Portfolio, a series of the shares of GIP.

                  WHEREAS, AST is an investment company registered with the SEC under the Investment Company Act that offers separate classes of its shares representing interests in its investment portfolios, including Global Trends, for sale to the public; and

                  WHEREAS, AIF desires to provide for the reorganization of Consumer Products Fund through the transfer of substantially all of the assets of Consumer Products Fund to Global Trends in exchange for the assumption by Global Trends of all of the liabilities of Consumer Products Fund and the issuance by AST of shares of Global Trends to the shareholders of Consumer Products Fund in the manner set forth in this Agreement; and

                  WHEREAS, GIP desires to facilitate the reorganization of Consumer Products Fund by transferring all of the assets and liabilities of Consumer Products Portfolio to Consumer Products Fund, in exchange for all of the issued and outstanding shares of Consumer Products Portfolio held by Consumer Products Fund.

                  WHEREAS, this Agreement is intended to be and is adopted by the parties hereto as a Plan of Reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

                  NOW, THEREFORE, in consideration of the foregoing premises and the agreements and undertakings contained in this Agreement, the parties agree as follows:

                                       1

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                                   ARTICLE 1
                                  DEFINITIONS

         Section 1.1. Definitions. For all purposes in this Agreement, the following terms shall have the respective meanings set forth in this Section
1.1 (such definitions to be equally applicable to both the singular and plural forms of the terms herein defined):

                  "Advisers Act" means the Investment Advisers Act of 1940, as amended, and all rules and regulations of the SEC adopted pursuant thereto.

                  "Affiliated Person" means an affiliated person as defined in
Section 2(a)(3) of the Investment Company Act.

                  "Agreement" means this Agreement and Plan of Reorganization, together with all schedules and exhibits attached hereto and all amendments hereto and thereof.

                  "AIM Advisors" means A I M Advisors, Inc., a Delaware corporation.

                  "AIF" means AIM Investment Funds, a Delaware business trust.

                  "AIF Registration Statement" means the registration statement on Form N-1A of AIF, as amended, Registration No. 33-19338.

                  "AST" means AIM Series Trust, a Delaware business trust.

                  "AST Registration Statement" means the registration statement on Form N-1A of AST, as amended, Registration No. 333-30551, that is applicable to Global Trends.

                  "Benefit Plan" means any material "employee benefit plan" (as defined in Section 3(3) of ERISA) and any material bonus, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, vacation, retirement, profit sharing, welfare plans or other plan, arrangement or understanding maintained or contributed to by AIF on behalf of Consumer Products Fund, or otherwise providing benefits to any current or former employee, officer or trustee of AIF.

                  "Consumer Products Fund" means AIM Global Consumer Products and Services Fund, an investment portfolio of AIF.

                  "Consumer Products Fund Class A Shares" means Class A Shares of beneficial interest of Consumer Products Fund issued by AIF.

                  "Consumer Products Fund Class B Shares" means Class B Shares of beneficial interest of Consumer Products Fund issued by AIF.

                  "Consumer Products Fund Class C Shares" means Class C Shares of beneficial interest of Consumer Products Fund issued by AIF.

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                  "Consumer Products Fund Financial Statements" shall have the meaning set forth in Section 3.3 of this Agreement.

                  "Consumer Products Fund Shareholders" means the holders of record as of the close of regular trading on the New York Stock Exchange ("NYSE") on the Valuation Date of the issued and outstanding shares of beneficial interest in Consumer Products Fund.

                  "Consumer Products Fund Shareholders Meeting" means a meeting of the shareholders of Consumer Products Fund convened in accordance with applicable law and the Agreement and Declaration of Trust of AIF to consider and vote upon the approval of this Agreement and the transactions contemplated by this Agreement.

                  "Consumer Products Fund Shares" means the issued and outstanding shares of beneficial interest in Consumer Products Fund.

                  "Consumer Products Portfolio" means Global Consumer Products and Services Portfolio, an investment portfolio of GIP.

                  "Closing" means the consummation of the Reorganization.

                  "Closing Date" means September 10, 2001, or such other date as the parties may mutually determine.

                  "Code" means the Internal Revenue Code of 1986, as amended, and all rules and regulations adopted pursuant thereto.

                  "Custodian" means State Street Bank and Trust Company acting in its capacity as custodian for the assets of the Global Trends and Consumer Products Fund.

                  "Effective Time" shall mean 8:00 a.m. Central Time on the Closing Date.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and all rules or regulations adopted pursuant thereto.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended, and all rules and regulations adopted by the SEC pursuant thereto.

                  "GIP" means Global Investment Portfolio, a Delaware business trust.

                  "Global Trends" means AIM Global Trends Fund, an investment portfolio of AST.

                  "Global Trends Class A Shares" means Class A Shares of beneficial interest of Global Trends issued by AST.

                  "Global Trends Class B Shares" means Class B Shares of beneficial interest of Global Trends issued by AST.

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                  "Global Trends Class C Shares" means Class C Shares of
beneficial interest of Global Trends issued by AST.

                  "Global Trends Shares" means the shares of Global Trends issued by AST, each representing an interest in Global Trends.

                  "Global Trends Financial Statements shall have the meaning set forth in Section 4.3 of this Agreement.

                  "Governmental Authority" means any foreign, United States or state government, government agency, department, board, commission (including the SEC) or instrumentality, and any court, tribunal or arbitrator of competent jurisdiction, and any governmental or non-governmental self-regulatory organization, agency or authority (including NASD Regulation, Inc., the Commodity Futures Trading Commission, the National Futures Association, the Investment Management Regulatory Organization Limited and the Office of Fair Trading).

                  "Investment Company Act" means the Investment Company Act of 1940, as amended, and all rules and regulations adopted by the SEC pursuant thereto.

                  "Lien" means any pledge, lien, security interest, charge, claim or encumbrance of any kind.

                  "Material Adverse Effect" means an effect that would cause a change in the condition (financial or otherwise), properties, assets or prospects of an entity having an adverse monetary effect in an amount equal to or greater than $50,000.

                  "Person" means an individual or a corporation, partnership, joint venture, association, trust, unincorporated organization or other entity.

                  "Reorganization" means the transfer of the assets and liabilities of Consumer Products Portfolio to Consumer Products Fund, followed immediately by the acquisition of the assets of Consumer Products Fund by Global Trends in consideration of the assumption by Global Trends of all of the liabilities of Consumer Products Fund and the issuance by AST of Global Trends Shares directly to Consumer Products Fund Shareholders as described in this Agreement.

                  "Required Shareholder Vote" shall have the meaning set forth in Section 3.17 of this Agreement.

                  "Return" means any return, report or form or any attachment thereto required to be filed with any taxing authority.

                  "SEC" means the United States Securities and Exchange Commission.

                  "Securities Act" means the Securities Act of 1933, as amended, and all rules and regulations adopted by the SEC pursuant thereto.

                                       4
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                  "Tax" means any tax or similar governmental charge, impost or levy (including income taxes (including alternative minimum tax and estimated tax), franchise taxes, transfer taxes or fees, sales taxes, use taxes, gross receipts taxes, value added taxes, employment taxes, excise taxes, ad valorem taxes, property taxes, withholding taxes, payroll taxes, minimum taxes or windfall profit taxes), together with any related penalties, fines, additions to tax or interest, imposed by the United States or any state, county, local or foreign government or subdivision or agency thereof.

                  "Valuation Date" shall have the meaning set forth in Section
2.3 of this Agreement.


                                   ARTICLE 2
                               TRANSFER OF ASSETS

         Section 2.1. Reorganization of Consumer Products Fund.

         (a) Immediately prior to the Effective Time, all of the assets of Consumer Products Portfolio will be transferred to the Custodian for the account of Consumer Products Fund, and the issued and outstanding shares of beneficial interest in Consumer Products Portfolio will be redeemed and cancelled.

         (b) At the Effective Time, all of the assets of Consumer Products Fund shall be transferred, assigned and delivered to the Custodian for the account of Global Trends in exchange for the assumption by Global Trends of all of the liabilities of any kind of Consumer Products Fund and delivery by AST directly to Consumer Products Fund Shareholders, in the manner described in Section 2.6 below, of a number of Global Trends Shares (including, if applicable, fractional shares rounded to the nearest thousandth) having an aggregate net asset value equal to the net value of the assets of Consumer Products Fund so transferred, assigned and delivered, all determined and adjusted as provided in
Section 2.2 below.

         Section 2.2. Computation of Net Asset Value.

         (a) The net asset value of Global Trends Shares shall be determined on the Valuation Date in accordance with the policies and procedures of Global Trends as described in the AST Registration Statement.

(b) The net value of the assets of Consumer Products Fund to be transferred to Global Trends pursuant to this Agreement shall be determined on the Valuation Date in accordance with the policies and procedures of Consumer Products Fund as described in the AIF Registration Statement.

         (c) All computations of value regarding the net assets of Consumer Products Fund and the net asset value of Global Trends Shares to be issued pursuant to this Agreement shall be made by agreement of AST and AIF. The parties agree to use commercially reasonable efforts to resolve any material pricing differences between the prices of portfolio securities determined in accordance with their respective pricing policies and procedures.

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         Section 2.3. Valuation Date. The assets of Consumer Products Fund and the net asset value per share of Global Trends Shares shall be valued as of the close of regular trading on the NYSE on the business day next preceding the Closing Date (the "Valuation Date").

         Section 2.4. Delivery.

         (a) GIP shall instruct the Custodian to transfer the assets of Consumer Products Portfolio to Consumer Products Fund, and AIF shall instruct the Custodian to transfer such assets to the account of Global Trends, at the Effective Time. The assets so delivered shall be duly endorsed in proper form for transfer in such condition as to constitute a good delivery thereof, in accordance with the custom of brokers, and shall be accompanied by all necessary state stock transfer stamps, if any, or a check for the appropriate purchase price thereof.

         (b) If, on the Closing Date, delivery of securities held by Consumer Products Portfolio cannot be made in the manner contemplated by Section 2.4(a) for the reason that any of such securities purchased prior to the Closing Date have not yet been delivered to Consumer Products Portfolio or its broker or brokers, then, AST shall waive the delivery requirements of Section 2.4(a) with respect to said undelivered securities if there is delivered to the Custodian by or on the Closing Date and with respect to said undelivered securities, executed copies of an agreement of assignment and escrow agreement and due bills executed on behalf of said broker or brokers, together with such other documents as may be required by AST or the Custodian, including brokers' confirmation slips.

         Section 2.5. Termination of Series.

         (a) The share transfer books of Consumer Products Portfolio will be permanently closed as of the close of business on the Valuation Date.

         (b) The share transfer books of Consumer Products Fund will be permanently closed as of the close of business on the Valuation Date and only requests for the redemption of shares of Consumer Products Fund received in proper form prior to the close of regular trading on the NYSE on the Valuation Date shall be accepted by AIF. Redemption requests thereafter received by Consumer Products Fund shall be deemed to be redemption requests for Global Trends Shares, as applicable (assuming that the transactions contemplated by this Agreement have been consummated), to be distributed to Consumer Products Fund Shareholders under this Agreement.

         (c) As soon as reasonably practicable after the Closing Date, GIP shall terminate Consumer Products Portfolio as a series of its shares of beneficial interest and AIF shall terminate Consumer Products Fund as a series of its shares of beneficial interests.

         Section 2.6. Issuance of Global Trends Shares.

         (a) At the Effective Time, (i) each Consumer Products Fund Shareholder of record as of the close of regular trading on the NYSE on the Valuation Date holding Consumer Products Fund Class A shares shall be issued that number of full and fractional shares of Global Trends Class A shares having a net asset value equal to the net asset value of the Consumer

Products Fund Class A shares held by such Consumer Products Fund Shareholder on the Valuation Date, (ii) each Consumer Products Fund Shareholder of record as of the Valuation Date holding Consumer Products Fund Class B shares shall be issued that number of full and fractional shares of Global Trends Class B shares having a net asset value equal to the net asset value of the Consumer Products Fund Class B shares held by such Consumer Products Fund Shareholders on the Valuation Date, and (iii) each Consumer Products Fund Shareholder of record on the Valuation Date holding Consumer Products Fund Class C shares shall be issued that number of full and fractional shares of Global Trends Class C shares having a net asset value equal to the net asset value of the Consumer Products Fund Class C shares held by such Consumer Products Fund Shareholders on the Valuation Date. All issued and outstanding shares of beneficial interest in Consumer Products Fund shall thereupon be cancelled on the books of AIF.

         (b) AIF shall provide instructions to the transfer agent of AST with respect to Global Trends Class A shares, Global Trends Class B shares, and Global Trends Class C shares to be issued to Consumer Products Fund Shareholders. AST shall have no obligation to inquire as to the validity, propriety or correctness of any such instruction, but shall, in each case, assume that such instruction is valid, proper and correct. AST shall record on its books the ownership of Global Trends Class A shares, Global Trends Class B shares and Global Trends Class C shares by Consumer Products Fund Shareholders and shall forward a confirmation of such ownership to Consumer Products Fund Shareholders. No redemption or repurchase of such shares credited to former Consumer Products Fund Shareholders in respect of shares represented by unsurrendered shares certificates shall be permitted until such certificates have been surrendered to AST for cancellation, or if such certificates are lost or misplaced, until lost certificate affidavits have been executed and delivered to AST.

         Section 2.7. Investment Securities. On or prior to the Valuation Date, GIP shall deliver a list setting forth the securities Consumer Products Portfolio then owns together with the respective Federal income tax bases thereof. GIP shall provide to AST on or before the Valuation Date, detailed tax basis accounting records for each security to be transferred to it pursuant to this Agreement. Such records shall be prepared in accordance with the requirements for specific identification tax lot accounting and clearly reflect the bases used for determination of gain and loss realized on the sale of any security transferred to Global Trends hereunder. Such records shall be made available by GIP prior to the Valuation Date for inspection by the Treasurer (or his designee) or the auditors of AST upon reasonable request.

         Section 2.8. Liabilities and Expenses. Consumer Products Portfolio and Consumer Products Fund shall use their reasonable best efforts to discharge all of their respective known liabilities, so far as may be possible, prior to the Closing Date.


                                   ARTICLE 3
                     REPRESENTATIONS AND WARRANTIES OF AIF

                  AIF, on behalf of Consumer Products Fund, represents and warrants to AST that:

         Section 3.1. Organization; Authority. AIF is duly organized, validly existing and in good standing under the Delaware Business Trust Act, with all requisite trust power and authority to enter into this Agreement and perform its obligations hereunder.

         Section 3.2. Registration and Regulation of AIF. AIF is duly registered with the SEC as an investment company under the Investment Company Act and all Consumer Products Fund Shares which have been or are being offered for sale have been duly registered under the Securities Act and have been duly registered, qualified or are exempt from registration or qualification under the securities laws of each state or other jurisdiction in which such shares have been or are being offered for sale, and no action has been taken by AIF to revoke or rescind any such registration or qualification. Consumer Products Fund is in compliance in all material respects with all applicable laws, rules and regulations, including, without limitation, the Investment Company Act, the Securities Act, the Exchange Act and all applicable state securities laws. Consumer Products Fund is in compliance in all material respects with the applicable investment policies and restrictions set forth in the AIF Registration Statement currently in effect. The value of the net assets of Consumer Products Fund is determined using portfolio valuation methods that comply in all material respects with the requirements of the Investment Company Act and the policies of Consumer Products Fund and all purchases and redemptions of Consumer Products Fund Shares have been effected at the net asset value per share calculated in such manner.

         Section 3.3. Financial Statements. The books of account and related records of Consumer Products Fund fairly reflect in reasonable detail its assets, liabilities and transactions in accordance with generally accepted accounting principles applied on a consistent basis. The audited financial statements dated October 31, 2000, of Consumer Products Fund previously delivered to AST (the "Consumer Products Fund Financial Statements"), present fairly in all material respects the financial position of Consumer Products Fund, as of the dates indicated and the results of operations and changes in net assets for the periods then ended in accordance with generally accepted accounting principles applied on a consistent basis for the periods then ended.

         Section 3.4. No Material Adverse Changes; Contingent Liabilities. Since October 31, 2000, no material adverse change has occurred in the financial condition, results of operations, business, assets or liabilities of Consumer Products Fund or the status of Consumer Products Fund as a regulated investment company under the Code, other than changes resulting from any change in general conditions in the financial or securities markets or the performance of any investments made by Consumer Products Fund or occurring in the ordinary course of business of Consumer Products Fund or AIF. There are no contingent liabilities of Consumer Products Fund not disclosed in the Consumer Products Fund Financial Statements, which are required to be disclosed in accordance with generally accepted accounting principles.

         Section 3.5. Fund Shares; Liabilities; Business Operations.

         (a) The Consumer Products Fund Shares have been duly authorized and validly issued and are fully paid and non-assessable.

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
         (b) During the five-year period ending on the Closing Date, neither Consumer Products Fund nor any person related to Consumer Products Fund (as defined in Section 1.368-1(e)(3) of the Treasury Regulations without regard to
Section 1.368-1(e)(3)(i)(A)) will have directly or through any transaction, agreement, or arrangement with any other person, (i) acquired shares of Consumer Products Fund, except for shares redeemed in the ordinary course of Consumer Products Fund's business as an open-end investment company as required by the 1940 Act, or (ii) made distributions with respect to Consumer Products Fund shares, except for (a) distributions necessary to satisfy the requirements of Section 852 and 4982 of the Code for qualification as a regulated investment company and avoidance of excise tax liability and (b) additional distributions, to the extent such additional distributions do not exceed 50 percent of the value (without giving effect to such distributions) of the proprietary interest in Consumer Products Fund on the date of this Agreement.

         (c) At the time of the Reorganization, Consumer Products Fund shall not have outstanding any warrants, options, convertible securities or any other type of right pursuant to which any Person could acquire Consumer Products Fund Shares, except for the right of investors to acquire Consumer Products Fund Shares at net asset value in the ordinary course of their business as an open-end diversified management investment company operating under the Investment Company Act.

         (d) From the date it commenced operations, and ending on the Closing Date, Consumer Products Fund will have conducted its historic business within the meaning of Section 1.368-1(d) of the Income Tax Regulations under the Code in a substantially unchanged manner through investment of substantially all of its assets in shares of Consumer Products Portfolio. From the date it commenced operations, and ending on the Closing Date, Consumer Products Portfolio will have conducted its historical business within the meaning of Section 1.368-1(d) of the Income Tax Regulations under the Code in a substantially unchanged manner and at least 33-1/3 percent of its shares will have been owned at all times by Consumer Products Fund. As provided herein, Consumer Products Fund shall redeem in kind all of its shares of Consumer Products Portfolio immediately prior to the Effective Time. In anticipation of the Reorganization, Consumer Products Portfolio will not dispose of assets that, in the aggregate, will result in less than fifty percent (50%) of its historic business assets (within the meaning of Section 1.368-1(d) of those regulations) being transferred to Global Trends.

         (e) AIF does not have, and has not had during the six (6) months prior to the date of this Agreement, any employees, and shall not hire any employees from and after the date of this Agreement through the Closing Date.

         Section 3.6. Accountants. PricewaterhouseCoopers, LLP, which has reported upon the Consumer Products Fund Financial Statements for the period ended October 31, 2000, are independent public accountants as required by the Securities Act and the Exchange Act.

         Section 3.7. Binding Obligation. This Agreement has been duly authorized, executed and delivered by AIF on behalf of Consumer Products Fund and, assuming this Agreement has been duly executed and delivered by the other parties hereto and approved by Consumer Products Fund Shareholders, constitutes the legal, valid and binding obligation of

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AIF, enforceable against AIF in accordance with its terms from and with respect to the revenues and assets of Consumer Products Fund, except as the enforceability hereof may be limited by bankruptcy, insolvency, reorganization or similar laws relating to or affecting creditors' rights generally, or by general equity principles (whether applied in a court of law or a court of equity and including limitations on the availability of specific performance or other equitable remedies).

         Section 3.8. No Breaches or Defaults. The execution and delivery of this Agreement by AIF on behalf of Consumer Products Fund and performance by AIF of its obligations hereunder has been duly authorized by all necessary trust action on the part of AIF, other than Consumer Products Fund Shareholder approval, and (i) do not, and on the Closing Date will not, result in any violation of the Agreement and Declaration of Trust or by-laws of AIF and (ii) do not, and on the Closing Date will not, result in a breach of any of the terms or provisions of, or constitute (with or without the giving of notice or the lapse of time or both) a default under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a material benefit under, or result in the creation or imposition of any Lien upon any property or assets of Consumer Products Fund (except for such breaches or defaults or Liens that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect) under (A) any indenture, mortgage or loan agreement or any other material agreement or instrument to which AIF is a party or by which it may be bound and which relates to the assets of Consumer Products Fund or to which any of Consumer Products Fund's properties may be subject; (B) any Permit (as defined below); or (C) any existing applicable law, rule, regulation, judgment, order or decree of any Governmental Authority having jurisdiction over AIF or any of Consumer Products Fund's properties. AIF is not under the jurisdiction of a court in a Title 11 of the United States Code or similar case within the meaning of Section 368(a)(3)(A) of the Code.

         Section 3.9. Authorizations or Consents. Other than those which shall have been obtained or made on or prior to the Closing Date and those that must be made after the Closing Date to comply with Section 2.5 of this Agreement, no authorization or approval or other action by, and no notice to or filing with, any Governmental Authority will be required to be obtained or made by AIF in connection with the due execution and delivery by AIF of this Agreement and the consummation by AIF of the transactions contemplated hereby.

         Section 3.10. Permits. AIF has in full force and effect all Federal, state, local and foreign governmental approvals, consents, authorizations, certificates, filings, franchises, licenses, notices, permits and rights (collectively, "Permits") necessary for it to conduct its business as presently conducted as it relates to Consumer Products Fund, and there has occurred no default under any Permit, except for the absence of Permits and for defaults under Permits the absence or default of which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. To the knowledge of AIF there are no proceedings relating to the suspension, revocation or modification of any Permit, except for such that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

         Section 3.11. No Actions, Suits or Proceedings.

         (a) There is no pending action, litigation or proceeding, nor, to the knowledge of AIF, has any litigation been overtly threatened in writing or, if probable of assertion, orally, against AIF before any Governmental Authority which questions the validity or legality of this Agreement or of the actions contemplated hereby or which seeks to prevent the consummation of the transactions contemplated hereby, including the Reorganization.

         (b) There are no judicial, administrative or arbitration actions, suits, or proceedings instituted or pending or, to the knowledge of AIF, threatened in writing or, if probable of assertion, orally against AIF affecting any property, asset, interest, or right of Consumer Products Fund, that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect with respect to Consumer Products Fund. There are not in existence on the date hereof any plea agreements, judgments, injunctions, consents, decrees, exceptions or orders that were entered by, filed with or issued by Governmental Authority relating to AIF's conduct of the business of Consumer Products Fund affecting in any significant respect the conduct of such business. AIF is not, and has not been, to the knowledge of AIF, the target of any investigation by the SEC or any state securities administrator with respect to its conduct of the business of Consumer Products Fund.

         Section 3.12. Contracts. AIF is not in default under any contract, agreement, commitment, arrangement, lease, insurance policy or other instrument to which it is a party and which involves or affects the assets of Consumer Products Fund, by which the assets, business, or operations of Consumer Products Fund may be bound or affected, or under which it or the assets, business or operations of Consumer Products Fund receives benefits, and which default could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, and, to the knowledge of AIF, there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a default.

         Section 3.13. Properties and Assets. Consumer Products Fund has good and marketable title to all properties and assets reflected in the Resource Fund Financial Statements, as owned by it, free and clear of all Liens, except as described in the Consumer Products Fund Financial Statements. Section 3.14.
....Taxes.

         (a) Consumer Products Fund has elected to be treated as a regulated investment company under Subchapter M of the Code and is a separate corporation within the meaning of Section 851(g)(1) of the Code. Consumer Products Fund has qualified as such for each taxable year since inception and that has ended prior to the Closing Date and will have satisfied the requirements of Part I of Subchapter M of the Code to maintain such qualification for the period beginning on the first day of its current taxable year and ending on the Closing Date. Consumer Products Fund has no earnings and profits accumulated in any taxable year in which the provisions of Subchapter M of the Code did not apply to it. In order to (i) insure continued qualification of Consumer Products Fund as a "regulated investment company" for tax purposes and (ii) eliminate any tax liability of Consumer Products Fund arising by reason of undistributed investment company taxable income or net capital gain, AIF will declare to Consumer Products Fund Shareholders of record on or prior to the Valuation Date, a dividend or dividends that, together with all previous such dividends shall have the effect of distributing (A) all of Consumer Products Fund's investment company taxable income (determined without regard to any deductions for dividends paid) for the taxable year ended October 31, 2000 and for the short taxable year beginning on November 1, 2000 and ending on the Closing Date and (B) all of Consumer Products Fund's net capital gains realized in its taxable year ended October 31, 2000 and in such short taxable year (after reduction for any capital loss carryover).

         (b) Consumer Products Fund has timely filed all Returns required to be filed by it and all Taxes with respect thereto have been paid, except where the failure so to file or so to pay, would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. Adequate provision has been made in the financial statements of Consumer Products Fund for all Taxes in respect of all periods ending on or before the date of such financial statements, except where the failure to make such provisions would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. No deficiencies for any Taxes have been proposed, assessed or asserted in writing by any taxing authority against Consumer Products Fund, and no deficiency has been proposed, assessed or asserted, in writing, where such deficiency would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. No waivers of the time to assess any such Taxes are outstanding nor are any written requests for such waivers pending and no Return of Consumer Products Fund is currently being or has been audited with respect to income taxes or other Taxes by any Federal, state, local, or foreign Tax authority.

         (c) To the best of our knowledge, Consumer Products Fund's fiscal year has not been changed for tax purposes since the date on which it commenced operations.

         Section 3.15. Benefit and Employment Obligations. On or prior to the Closing Date, Consumer Products Fund shall not have any obligation to provide any post-retirement or post-employment benefit to any Person, including but not limited to under any Benefit Plan, and shall have no obligation to provide unfunded deferred compensation or other unfunded or self-funded benefits to any Person, except that effective September 1, 2001, Consumer Products Fund shall become liable for its proportionate share of the expenses arising in connection with the retirement and deferred compensation benefits made available to the directors and trustees of certain investment companies advised by AIM Advisors.

         Section 3.16. Brokers. No broker, finder or similar intermediary has acted for or on behalf of AIF, Consumer Products Fund in connection with this Agreement or the transactions contemplated hereby, and no broker, finder, agent or similar intermediary is entitled to any broker's, finder's or similar fee or other commission in connection therewith based on any agreement, arrangement or understanding with AIF or any action taken by it.

         Section 3.17. Voting Requirements. The vote of a majority of the shares cast at a meeting of Consumer Products Fund shareholders at which a quorum is present (the "Required Shareholder Vote"), are the only votes of the holders of any class or series of shares of beneficial interest of Consumer Products Fund necessary to approve this Agreement and the transactions contemplated by this Agreement.

         Section 3.18. State Takeover Statutes. No state takeover statute or similar statute or regulation applies or purports to apply to the Reorganization, this Agreement or any of the transactions contemplated by this Agreement.

         Section 3.19. Books and Records. The books and records of AIF relating to Consumer Products Fund, reflecting, among other things, the purchase and sale of Consumer Products Fund Shares by Consumer Products Fund Shareholders, the number of issued and outstanding shares owned by Consumer Products Fund Shareholder and the state or other jurisdiction in which such shares were offered and sold, are complete and accurate in all material respects.

         Section 3.20. Prospectus and Statement of Additional Information. The current prospectus and statement of additional information for Consumer Products Fund as of the date on which they were issued did not contain, and as supplemented by any supplement thereto dated prior to or on the Closing Date, do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

         Section 3.21. No Distribution. Global Trends Shares are not being acquired for the purpose of any distribution thereof, other than in accordance with the terms of this Agreement.

         Section 3.22. Liabilities of Consumer Products Fund. The liabilities of Consumer Products Fund that are to be assumed by Global Trends in connection with the Reorganization, or which the assets of Consumer Products Fund to be transferred in the Reorganization are subject, were incurred by Consumer Products Fund in the ordinary course of its business. The fair market value of the assets of Consumer Products Fund to be transferred to Global Trends in the Reorganization will equal or exceed the sum of the liabilities to be assumed by Global Trends plus the amount of liabilities, if any, to which such transferred assets will be subject. The total adjusted basis of the assets transferred to Global Trends will equal or exceed the sum of the liabilities to be assumed by Global Trends plus the amount of liabilities to which the transferred assets are subject.

         Section 3.23. Value of Shares. The fair market value of Global Trends Class A shares received by Fund Shareholders will be approximately equal to the fair market value of the Consumer Products Fund Class A shares constructively surrendered in exchange therefor, and the fair market value of Global Trends Class B shares and Global Trends Class C shares received by Consumer Products Fund Shareholders will be approximately equal to the fair market value of the Consumer Products Fund Class B shares and the Consumer Products Fund Class C shares constructively surrendered therefor.

         Section 3.24. Shareholder Expenses. Consumer Products Fund Shareholders will pay their own expenses, if any, incurred in connection with the Reorganization.

         Section 3.25. Intercompany Indebtedness. There is no intercompany indebtedness between AIF and AST that was issued, acquired, or will be settled, at a discount.

                                   ARTICLE 4
                     REPRESENTATIONS AND WARRANTIES OF AST

                  AST, on behalf of Global Trends, represents and warrants to AIF as follows:

         Section 4.1. Organization; Authority. AST is duly organized, validly existing and in good standing under the Delaware Business Trust Act, with all requisite trust power and authority to enter into this Agreement and perform its obligations hereunder.

         Section 4.2. Registration and Regulation of AST. AST is registered with the SEC under the Investment Company Act as an open-end, management, series, investment company. Global Trends is in compliance in all material respects with all applicable laws, rules and regulations, including without limitation the Investment Company Act, the Securities Act, the Exchange Act and all applicable state securities laws. Global Trends is in compliance in all material respects with the applicable investment policies and restrictions set forth in the AST Registration Statement currently in effect. The value of the net assets of the Global Trends is determined using portfolio valuation methods that comply in all material respects with the requirements of the Investment Company Act.

         Section 4.3. Financial Statements. The books of account and related records of Global Trends fairly reflect in reasonable detail its assets, liabilities and transactions in accordance with generally accepted accounting principles applied on a consistent basis. The audited financial statements dated December 31, 2000, of Global Trends previously delivered to AIF (the "Global Trends Financial Statements") present fairly in all material respects the financial position of Global Trends as of the dates indicated and the results of operations and changes in net assets for the periods then ended in accordance with generally accepted accounting principles applied on a consistent basis for the periods then ended.

         Section 4.4. No Material Adverse Changes; Contingent Liabilities. Since December 31, 2000, no material adverse change has occurred in the financial condition, results of operations, business, assets or liabilities of Global Trends or the status of Global Trends as a regulated investment company under the Code, other than changes resulting from any change in general conditions in the financial or securities markets or the performance of any investments made by Global Trends or occurring in the ordinary course of business of Global Trends or AST. There are no contingent liabilities of Global Trends not disclosed in Global Trends Financial Statements which are required to be disclosed in accordance with generally accepted accounting principles.

         Section 4.5. Registration of Global Trends Shares.

         (a) The shares of beneficial interest of AST comprise the portfolio of Global Trends. Global Trends currently has 3 classes of shares, Class A shares, Class B shares, and Class C shares. Under the Delaware Business Trust Act and its Agreement and Declaration of Trust, as amended, AST is authorized to issue an unlimited number of shares of any class representing an investment in any of its portfolios, including Global Trends.

         (b) Global Trends Shares of AST to be issued pursuant to Section 2.6 shall on the Closing Date be duly registered under the Securities Act by a Registration Statement on Form N-14 of AST then in effect.

         (c) Global Trends Shares to be issued pursuant to Section 2.6 are duly authorized and on the Closing Date will be validly issued and fully paid and non-assessable and will conform to the description thereof contained in the Registration Statement on Form N-14 then in effect. At the time of the Reorganization, Global Trends shall not have outstanding any warrants, options, convertible securities or any other type of right pursuant to which any Person could acquire Global Trends Shares except for the right of investors to acquire Global Trends Shares at net asset value in the normal course of its business as an open-ended diversified management investment company operating under the Investment Company Act.

         (d) The combined proxy statement/prospectus (the "Combined Proxy Statement/Prospectus") which forms a part of AST's Registration Statement on Form N-14 shall be furnished to AIF and Consumer Products Fund Shareholders entitled to vote at the Consumer Products Fund Shareholders Meeting. The Combined Proxy Statement/Prospectus and related Statement of Additional Information of Global Trends, when they become effective, shall conform to the applicable requirements of the Securities Act and the Investment Company Act and shall not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not materially misleading, provided, however, that no representation or warranty is made with respect to written information provided by AIF for inclusion in the Combined Proxy Statement/Prospectus.

         (e) The shares of Global Trends which have been or are being offered for sale (other than Global Trends Shares to be issued in connection with the Reorganization) have been duly registered under the Securities Act by the AST Registration Statement then in effect and have been duly registered, qualified or are exempt from registration or qualification under the securities laws of each state or other jurisdiction in which such shares have been or are being offered for sale, and no action has been taken by AST to revoke or rescind any such registration or qualification.

         Section 4.6. Accountants. PricewaterhouseCoopers LLP, which has reported upon Global Trends Financial Statements for the period ended December 31, 2000, are independent public accountants as required by the Securities Act and the Exchange Act.

         Section 4.7. Binding Obligation. This Agreement has been duly authorized, executed and delivered by AST on behalf of Global Trends and, assuming this Agreement has been duly executed and delivered by the other parties hereto, constitutes the legal, valid and binding obligation of AST, enforceable against AST in accordance with its terms from and with respect to the revenues and assets of Global Trends, except as the enforceability hereof may be limited by bankruptcy, insolvency, reorganization or similar laws relating to or affecting creditors' rights generally, or by general equity principles (whether applied in a court or law or a court of equity and including limitations on the availability of specific performance or other equitable remedies).

         Section 4.8. No Breaches or Defaults. The execution and delivery of this Agreement by AST on behalf of Global Trends and performance by AST of its obligations hereunder have been duly authorized by all necessary trust action on the part of AST and (i) do not, and on the Closing Date will not, result in any violation of the Agreement and Declaration of Trust, as amended, or by-laws, as amended, of AST and (ii) do not, and on the Closing Date will not, result in a breach of any of the terms or provisions of, or constitute (with or without the giving of notice or the lapse of time or both) a default under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a material benefit under, or result in the creation or imposition of any Lien upon any property or assets of the assets of Global Trends (except for such breaches or defaults or Liens that would not reasonably be expected, individually or in the aggregate, to adversely affect the consummation of the Reorganization) under (A) any indenture, mortgage or loan or any other material agreement or instrument to which AST is a party or by which it may be bound which relates to the assets of Global Trends or to which any properties of Global Trends may be subject; (B) any Permit; or (C) any existing applicable law, rule, regulation, judgment, order or decree of any Governmental Authority having jurisdiction over AST or any of Global Trends' properties.

         Section 4.9. Authorizations or Consents. Other than those which shall have been obtained or made on or prior to the Closing Date, no authorization or approval or other action by, and no notice to or filing with, any Governmental Authority will be required to be obtained or made by AST in connection with the due execution and delivery by AST of this Agreement and the consummation by AST of the transactions contemplated hereby.

         Section 4.10. Permits. AST has in full force and effect all Permits necessary for it to conduct its business as presently conducted as it relates to Global Trends, and there has occurred no default under any Permit, except for the absence of Permits and for defaults under Permits the absence or default of which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. To the knowledge of AST there are no proceedings relating to the suspension, revocation or modification of any Permit, except for such that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

         Section 4.11. No Actions, Suits or Proceedings.

         (a) There is no pending action, suit or proceeding, nor, to the knowledge of AST, has any litigation been overtly threatened in writing or, if probable of assertion, orally, against AST before any Governmental Authority which questions the validity or legality of this Agreement or of the transactions contemplated hereby, or which seeks to prevent the consummation of the transactions contemplated hereby, including the Reorganization.

         (b) There are no judicial, administrative or arbitration actions, suits, or proceedings instituted or pending or, to the knowledge of AST, threatened in writing or, if probable of assertion, orally against AST affecting any property, asset, interest, or right of Global Trends, that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect with respect to Global Trends. There are not in existence on the date hereof any plea agreements, judgments, injunctions, consents, decrees, exceptions or orders that were entered by, filed with or issued by Governmental Authority relating to AST's conduct of the business of Global Trends affecting in any significant respect the conduct of such business. AST is not, and has not been, to the knowledge of AST, the target of any investigation by the SEC or any state securities administrator with respect to its conduct of the business of Global Trends.

         Section 4.12. Taxes.

         (a) Global Trends has elected to be treated as a regulated investment company under Subchapter M of the Code and is a separate corporation within the meaning of Section 851(g)(1) of the Code. Global Trends has qualified as such for each taxable year since inception that has ended prior to the Closing Date and will satisfy the requirements of Part I of Subchapter M of the Code to maintain such qualification for its current taxable year.

         (b) Global Trends has timely filed all Returns required to be filed by it and all Taxes with respect thereto have been paid, except where the failure so to file or so to pay, would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. Adequate provision has been made in the financial statements of Global Trends for all Taxes in respect of all periods ending on or before the date of such financial statements, except where the failure to make such provisions would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. No deficiencies for any Taxes have been proposed, assessed or asserted in writing by any taxing authority against Global Trends, and no deficiency has been proposed, assessed or asserted, in writing, where such deficiency would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. No waivers of the time to assess any such Taxes are outstanding nor are any written requests for such waivers pending and no Return of Global Trends is currently being or has been audited with respect to income taxes or other Taxes by any Federal, state, local, or foreign Tax authority.

         (c) Global Trends' fiscal year has not been changed for tax purposes since the date on which it commenced operations.

         Section 4.13. Brokers. No broker, finder or similar intermediary has acted for or on behalf of AST or Global Trends in connection with this Agreement or the transactions contemplated hereby, and no broker, finder, agent or similar intermediary is entitled to any broker's, finder's or similar fee or other commission in connection therewith based on any agreement, arrangement or understanding with AST or any action taken by it.

         Section 4.14. Representations Concerning the Reorganization.

         (a) Global Trends does not own directly or indirectly, nor will it have owned at any time during the period beginning August 30, 1999, and ending on the Closing Date, any shares of Consumer Products Fund. Prior to August 30, 1999, Global Trends purchased and redeemed shares of Consumer Products Fund in the ordinary course of its business as a "fund of funds" and not in anticipation of the Reorganization.

         (b) Prior to or in the Reorganization, neither Global Trends or any person related to Global Trends (for purposes of this paragraph as defined in Section 1.368-1(e)(3) of the Treasury Regulations) will have acquired directly or through any transaction, agreement or arrangement with any other person, shares of Consumer Products Fund with consideration other than shares of Global Trends. There is no plan or intention by Global Trends or any person related to Global Trends to redeem or acquire any of the Global Trends shares issued in the Reorganization either directly or through any transaction, agreement, or arrangement with any other person, other than redemptions in the ordinary course of Global Trends' business as an open-end investment company as required by the 1940 Act.

         (c) Global Trends has no plan or intention to sell or otherwise dispose of any of the assets of Consumer Products Fund acquired in the Reorganization, other than in the ordinary course of its business and to the extent necessary to maintain its status as a "regulated investment company" under the Code.

         (d) Following the Reorganization Global Trends will continue the "historic business" of Consumer Products Fund (within the meaning of Section 1.368-1(d) of the Income Tax Regulations under the Code) or use a significant portion of Consumer Products Fund's historic business assets in a business.

         Section 4.15. Prospectus and Statement of Additional Information. The current prospectus and statement of additional information for Global Trends as of the date on which they were issued did not contain, and as supplemented by any supplement thereto dated prior to or on the Closing Date do not contain, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

         Section 4.16. Value of Shares. The fair market value of Global Trends Class A shares received by Consumer Products Fund Shareholders will be approximately equal to the fair market value of Consumer Products Fund Class A shares constructively surrendered in exchange therefor, and the fair market value of the Global Trends Class B shares and Global Trends Class C shares received by Consumer Products Fund Shareholders will be approximately equal to the fair market value of the Consumer Products Fund Class B shares and Consumer Products Fund Class C shares constructively surrendered therefor.

         Section 4.17. Intercompany Indebtedness; Consideration. There is no intercompany indebtedness between AIF and AST that was issued or acquired, or will be settled, at a discount. No consideration other than Global Trends Shares (and Global Trends' assumption of Consumer Products Fund's liabilities, including for this purpose all liabilities to which the assets of Consumer Products Fund are subject) will be issued in exchange for the assets of Consumer Products Fund acquired by Global Trends in connection with the Reorganization. The fair market value of the assets of Consumer Products Fund transferred to Global Trends in the Reorganization will equal or exceed the sum of the liabilities assumed by Global Trends, plus the amount of liabilities, if any, to which such transferred assets are subject.

                                   ARTICLE 5
                     REPRESENTATIONS AND WARRANTIES OF GIP

                  GIP, on behalf of Consumer Products Portfolio, represents and warrants to AST that:

         Section 5.1. Organization; Authority. GIP is duly organized, validly existing and in good standing under the Delaware Business Trust Act, with all requisite trust power and authority to enter into this Agreement and perform its obligations hereunder.

         Section 5.2. Financial Statements. The books of account and related records of Consumer Products Portfolio fairly reflect in reasonable detail its assets, liabilities and transactions in accordance with generally accepted accounting principles applied on a consistent basis. The audited financial statements dated October 31, 2000, of Consumer Products Portfolio (the "Consumer Products Portfolio Financial Statements") present fairly in all material respects the financial position of Consumer Products Portfolio, as of the dates indicated and the results of operations and changes in net assets for the periods then ended in accordance with generally accepted accounting principles applied on a consistent basis for the periods then ended.

         Section 5.3. No Material Adverse Changes; Contingent Liabilities. Since October 31, 2000, no material adverse change has occurred in the financial condition, results of operations, business, assets or liabilities of Consumer Products Portfolio or the status of Consumer Products Portfolio as a regulated investment company under the Code, other than changes resulting from any change in general conditions in the financial or securities markets or the performance of any investments made by Consumer Products Portfolio or occurring in the ordinary course of business of Consumer Products Portfolio or GIP. There are no contingent liabilities of Consumer Products Portfolio not disclosed in the Consumer Products Portfolio Financial Statements which are required to be disclosed in accordance with generally accepted accounting principles.

         Section 5.4. Portfolio Shares; Business Operations.

         (a) At the time of the Reorganization, Consumer Products Portfolio shall not have outstanding any warrants, options, convertible securities or any other type of right pursuant to which any Person could acquire Consumer Products Portfolio shares, except for the right of investors to acquire Consumer Products Portfolio shares at net asset value in the ordinary course of its business.

         (b) Consumer Products Portfolio is in compliance in all material respects with the investment policies and restrictions applicable to it.

         Section 5.5. Binding Obligation. This Agreement has been duly authorized, executed and delivered by GIP on behalf of Consumer Products Portfolio and, assuming this Agreement has been duly executed and delivered by the other parties hereto, constitutes the legal, valid and binding obligation of GIP, enforceable against GIP in accordance with its terms from and with respect to the revenues and assets of Consumer Products Portfolio, except as the enforceability hereof may be limited by bankruptcy, insolvency, reorganization or similar laws relating to or affecting creditors' rights generally, or by general equity principles (whether applied in a court of law or a court of equity and including limitations on the availability of specific performance or other equitable remedies).

         Section 5.6. No Breaches or Defaults. The execution and delivery of this Agreement by GIP on behalf of Consumer Products Portfolio and performance by GIP of its obligations hereunder has been duly authorized by all necessary trust action on the part of GIP, and (i) do not, and on the Closing Date will not, result in any violation of the Agreement and Declaration of Trust or by-laws of GIP and (ii) do not, and on the Closing Date will not, result in a breach of any of the terms or provisions of, or constitute (with or without the giving of notice or the lapse of time or both) a default under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a material benefit under, or result in the creation or imposition of any Lien upon any property or assets of Consumer Products Portfolio (except for such breaches or defaults or Liens that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect) under (A) any indenture, mortgage or loan agreement or any other material agreement or instrument to which GIP is a party or by which it may be bound and which relates to the assets of Consumer Products Portfolio or to which any of Consumer Products Portfolio's properties may be subject; (B) any Permit; or (C) any existing applicable law, rule, regulation, judgment, order or decree of any Governmental Authority having jurisdiction over GIP or any of Consumer Products Portfolio's properties.

         Section 5.7. Authorizations or Consents. Other than those which shall have been obtained or made on or prior to the Closing Date and those that must be made after the Closing Date to comply with Section 2.5 of this Agreement, no authorization or approval or other action by, and no notice to or filing with, any Governmental Authority will be required to be obtained or made by GIP in connection with the due execution and delivery by GIP of this Agreement and the consummation by GIP of the transactions contemplated hereby.

         Section 5.8. No Actions, Suits or Proceedings.

         (a) There is no pending action, litigation or proceeding, nor, to the knowledge of GIP, has any litigation been overtly threatened in writing or, if probable of assertion, orally, against GIP before any Governmental Authority which questions the validity or legality of this Agreement or of the actions contemplated hereby or which seeks to prevent the consummation of the transactions contemplated hereby, including the Reorganization.

         (b) There are no judicial, administrative or arbitration actions, suits, or proceedings instituted or pending or, to the knowledge of GIP, threatened in writing or, if probable of assertion, orally against GIP affecting any property, asset, interest, or right of Consumer Products Portfolio, that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect with respect to Consumer Products Portfolio. There are not in existence on the date hereof any plea agreements, judgments, injunctions, consents, decrees, exceptions or orders that were entered by, filed with or issued by Governmental Authority relating to GIP's conduct of the business of Consumer Products Portfolio affecting in any significant respect the conduct of such business. GIP is not, and has not been, to the knowledge of GIP, the target of any investigation by the SEC or any state securities administrator with respect to its conduct of the business of Consumer Products Portfolio.

         Section 5.9. Properties and Assets. Consumer Products Portfolio has good and marketable title to all properties and assets reflected in the Consumer Products Portfolio Financial Statements, as owned by it, free and clear of all Liens, except as described in the Consumer Products Portfolio Financial Statements.

         Section 5.10. Taxes.

         (a) Consumer Products Portfolio is treated as a separate entity for federal income tax purposes, is classified as a partnership under Section 7701 of the Code and is not a publicly-traded partnership under Section7704 of the Code.

         (b) Since Consumer Products Portfolio's inception, Consumer Products Portfolio's assets have consisted solely of cash; corporate stock and equity securities; notes, bonds, debentures, and other evidences of indebtedness; interest rate, currency, or equity notional principal contracts; foreign currencies; and interests in or derivative financial instruments (including options, forward or futures contracts, short positions and similar financial instruments) in the assets listed above.

         (c) Consumer Products Portfolio has engaged only in investment activities for its own account.

         (d) Each shareholder of Consumer Products Portfolio has contributed only cash to Consumer Products Portfolio.

         (e) To the best of our knowledge, Consumer Products Portfolio has rarely held interests in other entities that are classified as partnerships under Section 7701 of the Code and has never made an election to adjust the basis of its assets under Section 754 of the Code.


                                   ARTICLE 6
                                   COVENANTS

         Section 6.1. Conduct of Business.

         (a) From the date of this Agreement up to and including the Closing Date (or, if earlier, the date upon which this Agreement is terminated pursuant to Article 8), AIF shall conduct the business of Consumer Products Fund only in the ordinary course and substantially in accordance with past practices, and shall use its reasonable best efforts to preserve intact its business organization and material assets and maintain the rights, franchises and business and customer relations necessary to conduct the business of Consumer Products Fund in the ordinary course in all material respects.

         (b) From the date of this Agreement up to and including the Closing Date (or, if earlier, the date upon which this Agreement is terminated pursuant to Article 8), AST shall conduct the business of Global Trends only in the ordinary course and substantially in accordance with past practices, and shall use its reasonable best efforts to preserve intact its business organization and material assets and maintain the rights, franchises and business relations necessary to conduct the business operations of Global Trends in the ordinary course in all material respects.

         (c) From the date of this Agreement up to and including the Closing Date (or, if earlier, the date upon which this Agreement is terminated pursuant to Article 8), GIP shall conduct the business of Consumer Products Portfolio only in the ordinary course and substantially in accordance with past practices, and shall use its reasonable best efforts to preserve intact its business organization and material assets and maintain the rights, franchises and business and customer relations necessary to conduct the business of Consumer Products Portfolio in the ordinary course in all material respects.

         Section 6.2. Announcements. The parties shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement and the transactions contemplated by this Agreement, and no party shall issue any such press release or make any public statement without the prior written approval of the other parties to this Agreement, such approval not to be unreasonably withheld, except as may be required by law.

         Section 6.3. Portfolio Composition. The parties agree that in the event that AST determines in its sole discretion that any securities owned by Consumer Products Portfolio are securities that are inconsistent with the investment objectives and investment strategies of Global Trends, AST will instruct GIP, at least 30 days prior to the Closing Date, to dispose of such securities and GIP will comply with such instruction or advise AST that it elects not to dispose of such securities and will transfer such securities to AST at the Effective Time pursuant to Section 2.1(b) hereof; provided, however, that GIP will not be required to dispose of Consumer Products Portfolio assets to the extent that such dispositions would, in the aggregate, cause 50% or more at the net asset value of Consumer Products Portfolio on the Closing Date to consist of assets (including cash) acquired at the request of AST or of assets other than its historic business assets.

         Section 6.4. Expenses. Consumer Products Portfolio, Consumer Products Fund and Global Trends shall each bear the expenses it incurs in connection with this Agreement and the Reorganization and other transactions contemplated hereby.

         Section 6.5. Further Assurances. Each of the parties hereto shall execute such documents and other papers and perform such further acts as may be reasonably required to carry out the provisions hereof and the transactions contemplated hereby. Each such party shall, on or prior to the Closing Date, use its reasonable best efforts to fulfill or obtain the fulfillment of the conditions precedent to the consummation of the Reorganization, including the execution and delivery of any documents, certificates, instruments or other papers that are reasonably required for the consummation of the Reorganization.

         Section 6.6. Notice of Events. AST shall give prompt notice to AIF, and AIF shall give prompt notice to AST, of (a) the occurrence or nonoccurrence of any event which to the knowledge of AST or to the knowledge of AIF, the occurrence or non-occurrence of which would be likely to result in any of the conditions specified in (i) in the case of AST, Sections 7.1 and 7.2 or (ii) in the case of AIF, Sections 7.2 and 7.3, not being satisfied so as to permit the consummation of the Reorganization and (b) any material failure on its part, or on the part of the other party hereto of which it has knowledge, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 6.5 shall not limit or otherwise affect the remedies available hereunder to any party.

Section 6.7.  Access to Information.

         (a) AIF will, during regular business hours and on reasonable prior notice, allow AST and its authorized representatives reasonable access to the books and records of AIF pertaining to the assets of Consumer Products Fund and to officers of AIF knowledgeable thereof; provided, however, that any such access shall not significantly interfere with the business or operations of AIF.

         (b) AST will, during regular business hours and on reasonable prior notice, allow AIF and its authorized representatives reasonable access to the books and records of AST pertaining to the assets of Global Trends and to officers of AST knowledgeable thereof; provided, however, that any such access shall not significantly interfere with the business or operations of AST.

         (c) GIP will, during regular business hours and on reasonable prior notice, allow AST and AIF and their authorized representatives reasonable access to the books and records of GIP pertaining to the assets of Consumer Products Portfolio and to officers of GIP knowledgeable thereof; provided, however, that any such access shall not significantly interfere with the business or operations of GIP.

         Section 6.8. Consents, Approvals and Filings. Each of GIP, AIF and AST shall make all necessary filings, as soon as reasonably practicable, including, without limitation, those required under the Securities Act, the Exchange Act, the Investment Company Act and the Advisers Act, in order to facilitate prompt consummation of the Reorganization and the other transactions contemplated by this Agreement. In addition, each of GIP, AIF and AST shall use its reasonable best efforts, and shall cooperate fully with each other (i) to comply as promptly as reasonably practicable with all requirements of Governmental Authorities applicable to the Reorganization and the other transactions contemplated herein and (ii) to obtain as promptly as reasonably practicable all necessary permits, orders or other consents of Governmental Authorities and consents of all third parties necessary for the consummation of the Reorganization and the other transactions contemplated herein. Each of GIP, AIF and AST shall use reasonable efforts to provide such information and communications to Governmental Authorities as such Governmental Authorities may request.

         Section 6.9. Submission of Agreement to Shareholders. AIF shall take all action necessary in accordance with applicable law and its Agreement and Declaration of Trust and by-laws to convene the Consumer Products Fund Shareholders Meeting. AIF shall, through its Board of Trustees, recommend to Consumer Products Fund Shareholders approval of this Agreement and the transactions contemplated by this Agreement. AIF shall use its reasonable best efforts to hold the Consumer Products Fund Shareholders Meeting as soon as practicable after the date hereof.


                                   ARTICLE 7
                   CONDITIONS PRECEDENT TO THE REORGANIZATION

         Section 7.1. Conditions Precedent of AST. The obligation of AST to consummate the Reorganization is subject to the satisfaction, at or prior to the Closing Date, of all of the following conditions, any one or more of which may be waived in writing by AST.

         (a) The representations and warranties of AIF on behalf of Consumer Products Fund set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date with the same effect as though all such representations and warranties had been made as of the Closing Date.

         (b) AIF shall have complied with and satisfied in all material respects all agreements and conditions set forth herein on its part to be performed or satisfied at or prior to the Closing Date.

         (c) The representations and warranties of GIP on behalf of Consumer Products Portfolio set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date with the same effect as though all such representations and warranties had been made as of the Closing Date.

         (d) GIP shall have complied with and satisfied in all material respects all agreements and conditions set forth herein on its part to be performed or satisfied at or prior to the Closing Date.

         (e) AST shall have received at the Closing Date (i) a certificate, dated as of the Closing Date, from an officer of AIF on behalf of AIF, in such individual's capacity as an officer of AIF and not as an individual, to the effect that the conditions specified in Section 7.1(a) and (b) have been satisfied, (ii) a certificate, dated as of the Closing Date, from an officer of GIP on behalf of GIP in such individual's capacity as an officer of GIP and not as in individual, to the effect that the conditions specified in Section 7.1(c) and (d) have been satisfied, and (iii) a certificate, dated as of the Closing Date, from the Secretary or Assistant Secretary of AIF certifying as to the accuracy and completeness of the attached Agreement and Declaration of Trust and by-laws of AIF, and resolutions, consents and authorizations of or regarding AIF with respect to the execution and delivery of this Agreement and the transactions contemplated hereby.

         (f) AST shall have received the signed opinion of Kirkpatrick & Lockhart LLP, counsel to AIF, or other counsel reasonably acceptable to AST, in form and substance reasonably acceptable to counsel for AST, as to the matters set forth in Schedule 7.1(d).

         Section 7.2. Mutual Conditions. The obligations of AIF and AST to consummate the Reorganization are subject to the satisfaction, at or prior to the Closing Date, of all of the following further conditions, any one or more may be waived in writing by AIF and AST, but only if and to the extent that such waiver is mutual.

         (a) All of the issued and outstanding shares of Consumer Products Portfolio shall have been redeemed by the transfer of all of the assets of Consumer Products Portfolio to Consumer Products Fund and the cancellation of all of the issued and outstanding shares of the Consumer Products Portfolio.

         (b) All filings required to be made prior to the Closing Date with, and all consents, approvals, permits and authorizations required to be obtained on or prior to the Closing Date from, Governmental Authorities in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated herein by AIF, GIP and AST shall have been made or obtained, as the case may be; provided, however, that such consents, approvals, permits and authorizations may be subject to conditions that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

         (c) This Agreement, the Reorganization of Consumer Products Fund and related corporate matters shall have been approved and adopted at the Consumer Products Fund Shareholders Meeting by the shareholders of Consumer Products Fund on the record date by the Required Shareholders Vote.

         (d) The assets of Consumer Products Fund to be acquired by Global Trends shall constitute at least 90% of the fair market value of the net assets and at least 70% of the fair market value of the gross assets held by Consumer Products Fund, immediately prior to the Reorganization. For purposes of this
Section 7.2(d), assets used by Consumer Products Fund to pay the expenses it incurs in connection with this Agreement and the Reorganization and to effect all shareholder redemptions and distributions (other than regular, normal dividends and regular, normal redemptions pursuant to the Investment Company Act, and not in excess of the requirements of Section 852 of the Code, occurring in the ordinary course of Consumer Products Fund's business as an open-end diversified management investment company) after the date of this Agreement shall be included as assets of Consumer Products Fund held immediately prior to the Reorganization.

         (e) No temporary restraining order, preliminary or permanent injunction or other order issued by any Governmental Authority preventing the consummation of the Reorganization on the Closing Date shall be in effect; provided, however, that the party or parties invoking this condition shall use reasonable efforts to have any such order or injunction vacated.

         (f) The Registration Statement on Form N-14 filed by AST with respect to Global Trends Shares to be issued to Consumer Products Fund Shareholders in connection with the Reorganization shall have become effective under the Securities Act and no stop order suspending the effectiveness thereof shall have been issued and, to the best knowledge of the parties hereto, no investigation or proceeding for that purpose shall have been instituted or be pending, threatened or contemplated under the Securities Act.

         (g) AIF and AST shall have received on or before the Closing Date an opinion of Ballard Spahr Andrews & Ingersoll, LLP ("BSA&I") in form, scope and substance satisfactory to AIF and AST, set forth on Schedule 7.2(g). In rendering such opinion, BSA&I may request and rely upon representations contained in certificates of officers of AIF, AST and others, and the officers of AIF and AST shall use their best efforts to make available such truthful certificates.

         (h) The dividend or dividends described in the last sentence of
Section 3.14(a) shall have been declared.

         Section 7.3. Conditions Precedent of AIF. The obligation of AIF to consummate the Reorganization is subject to the satisfaction, at or prior to the Closing Date, of all of the following conditions, any one or more of which may be waived in writing by AIF.

         (a) The representations and warranties of AST on behalf of Global Trends set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date with the same effect as though all such representations and warranties had been made as of the Closing Date.

         (b) AST shall have complied with and satisfied in all material respects all agreements and conditions set forth herein on its part to be performed or satisfied at or prior to the Closing Date.

         (c) AIF shall have received on the Closing Date (i) a certificate, dated as of the Closing Date, from an officer of AST on behalf of AST, in such individual's capacity as an officer of AST and not as an individual, to the effect that the conditions specified in Section 7.3(a) and (b) have been satisfied and (ii) a certificate, dated as of the Closing Date, from the Secretary or Assistant Secretary of AST certifying as to the accuracy and completeness of the attached Agreement and Declaration of Trust, as amended, and by-laws, as amended, of AST and resolutions, consents and authorizations of or regarding AST with respect to the execution and delivery of this Agreement and the transactions contemplated hereby.

         (d) AIF shall have received the signed opinion of Ballard Spahr Andrews & Ingersoll, LLP, counsel to AST, or other counsel reasonably acceptable to AIF, in form and substance reasonably acceptable to counsel for AIF, as to the matters set forth on Schedule 7.3(d).

                                   ARTICLE 8
                            TERMINATION OF AGREEMENT

         Section 8.1. Termination.

         (a) This Agreement may be terminated on or prior to the Closing Date as follows:

                  (i) by mutual written consent of AIF and AST; or

                  (ii) at the election of AIF or AST:

                           (A) if the Closing Date shall not be on or before
                  December 31, 2001, or such later date as the parties hereto may agree upon, unless the failure to consummate the Reorganization is the result of a willful and material breach of this Agreement by the party seeking to terminate this Agreement;

                           (B) if upon a vote at the Consumer Products Fund
                  Shareholders Meeting or any adjournment thereof, the Required Shareholder vote shall not have been obtained as contemplated by Section 6.8; or

                           (C) if any Governmental Authority shall have issued
                  an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the Reorganization and such order, decree, ruling or other action shall have become final and nonappealable.

         (b) The termination of this Agreement shall be effectuated by the delivery by the terminating party to the other party of a written notice of such termination.

         Section 8.2. Survival After Termination. If this Agreement is terminated in accordance with Section 8.1 hereof and the transactions contemplated hereby are not consummated, this Agreement shall become void and of no further force and effect, except for the provisions of Section 6.4.

                                   ARTICLE 9
                                 MISCELLANEOUS

         Section 9.1. Survival of Representations and Warranties. The representations, warranties and covenants in this Agreement or in any certificate or instrument delivered pursuant to this Agreement shall survive the consummation of the transactions contemplated hereunder for a period of one
(1) year following the Closing Date.

         Section 9.2. Law Governing. This Agreement shall be construed and interpreted according to the laws of the State of Delaware applicable to contracts made and to be performed wholly within such state.

         Section 9.3. Binding Effect, Persons Benefiting, No Assignment. This Agreement shall inure to the benefit of and be binding upon the parties hereto and the respective successors and assigns of the parties and such Persons. Nothing in this Agreement is intended or shall be construed to confer upon any entity or Person other than the parties hereto and their respective successors and permitted assigns any right, remedy or claim under or by reason of this Agreement or any part hereof. Without the prior written consent of the parties hereto, this Agreement may not be assigned by any of the parties hereto.

         Section 9.4. Obligations of the Parties.

         (a) The parties hereby acknowledge and agree that Global Trends is a separate investment portfolio of AST, that AST is executing this Agreement on behalf of Global Trends, and that any amounts payable by AST under or in connection with this Agreement shall be payable solely from the revenues and assets of Global Trends. The parties further acknowledge and agree that this Agreement has been executed by a duly authorized officer of AST in his or her capacity as an officer of AST intending to bind AST as provided herein, and that no officer, trustee or shareholder of AST shall be personally liable for the liabilities or obligations of AST incurred hereunder.

         (b) The parties hereby acknowledge and agree that Consumer Products Fund is a separate investment portfolio of AIF, that AIF is executing this Agreement on behalf of Consumer Products Fund and that any amounts payable by AIF under or in connection with this Agreement in respect of Consumer Products Fund shall be payable solely from the revenues and assets of Consumer Products Fund. The parties further acknowledge and agree that this Agreement has been executed by a duly authorized officer of AIF in his or her capacity as an officer of AIF intending to bind AIF as provided herein, and that no officer, trustee or shareholder of AIF shall be personally liable for the liabilities of AIF incurred hereunder.

         (c) The parties hereby acknowledge and agree that Consumer Products Portfolio is a separate investment portfolios of GIP, that GIP is executing this Agreement on behalf of Consumer Products Portfolio and that any amounts payable by GIP under or in connection with this Agreement in respect of Consumer Products Portfolio shall be payable solely from the revenues and assets of Consumer Products Portfolio. The parties further acknowledge and agree that this Agreement has been executed by a duly authorized officer of GIP in his or her capacity as an officer of GIP intending to bind GIP as provided herein, and that no officer, trustee or shareholder of GIP shall be personally liable for the liabilities of GIP incurred hereunder.

         Section 9.5. Amendments. This Agreement may not be amended, altered or modified except by a written instrument executed by each party to this Agreement.

         Section 9.6. Enforcement. The parties agree irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States or any state having jurisdiction, in addition to any other remedy to which they are entitled at law or in equity.

         Section 9.7. Interpretation. When a reference is made in this Agreement to a Section or Schedule, such reference shall be to a Section of, or a Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". Each representation and warranty contained in Article 3, 4 or 5 that relates to a general category of a subject matter shall be deemed superseded by a specific representation and warranty relating to a subcategory thereof to the extent of such specific representation or warranty.

         Section 9.8. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and each of which shall constitute one and the same instrument.

         Section 9.9. Entire Agreement; Schedules. This Agreement, including the Schedules, certificates and lists referred to herein, and any documents executed by the parties simultaneously herewith or pursuant thereto, constitute the entire understanding and agreement of the parties hereto with respect to the subject matter hereof and supersedes all other prior agreements and understandings, written or oral, between the parties with respect to such subject matter.

         Section 9.10. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered by hand or by overnight courier, two days after being sent by registered mail, return receipt requested, or when sent by telecopier (with receipt confirmed), provided, in the case of a telecopied notice, a copy is also sent by registered mail, return receipt requested, or by courier, addressed as follows (or to such other address as a party may designate by notice to the other):

                  (a) If to AST:

                           AIM Series Trust
                           11 Greenway Plaza, Suite 100
                           Houston, Texas  77046-1173
                           Attn:  Carol F. Relihan, Esq.
                           Fax: (713) 993-9185

                           with a copy to:

                           Ballard Spahr Andrews & Ingersoll, LLP
                           1735 Market Street, 51st Floor
                           Philadelphia, Pennsylvania  19103-7599
                           Attn:  William H. Rheiner, Esq.
                           Fax:  (215) 864-8999

                  (b) If to AIF or GIP:

                           AIM Investment Funds
                           11 Greenway Plaza, Suite 100
                           Houston, Texas  77046-1173
                           Attn:  Carol F. Relihan, Esq.
                           Fax: (713) 993-9185

                           with a copy to:

                           Kirkpatrick & Lockhart LLP
                           1800 Massachusetts Avenue, NW
                           Washington, DC  20036-1800
                           Attn: Arthur J. Brown, Esq.
                           Fax: (202) 778-9100

         Section 9.11. Representation by AIM Advisors. In its capacity as investment adviser to AST, AIM Advisors represents to AIF that to the best of its knowledge the representations and warranties of AST and Global Trends contained in this Agreement are true and correct as of the date of this Agreement. In its capacity as investment adviser to AIF, AIM Advisors represents to AST that to the best of its knowledge the representations and warranties of AIF and Consumer Products Fund are true and correct as of the date of this Agreement. For purposes of this Section 9.11, the best knowledge standard shall be deemed to mean that the officers of AIM Advisors who have substantive responsibility for the provision of investment advisory services to AST and Global Trends and to AIF and Consumer Products Fund do not have actual knowledge to the contrary.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                             AIM INVESTMENT FUNDS, acting
                             on behalf of AIM Global Consumer Products and Services Fund

                             By: /s/ Robert H. Graham
                                 --------------------------------------------

                             AIM SERIES TRUST, acting
                             on behalf of AIM Global Trends Fund

                             By: /s/ Robert H. Graham
                                 --------------------------------------------


                             GLOBAL INVESTMENT PORTFOLIO, acting on
                             behalf of Global Consumer Products Portfolio

                             By: /s/ Robert H. Graham
                                 --------------------------------------------

                             A I M ADVISORS, INC.

                             By: /s/ Robert H. Graham
                                 --------------------------------------------

                                Schedule 7.1(d)

                           Opinion of Counsel to AIF
                           -------------------------

1. AIF is validly existing as a business trust under the Delaware Business Trust Act.

2. AIF is an open-end, management investment company registered under the Investment Company Act of 1940.

3. The execution, delivery and performance of the Agreement by AIF have been duly authorized and approved by all requisite trust action on the part of AIF. The Agreement has been duly executed and delivered by AIF and constitutes the valid and binding obligation of Consumer Products Fund.

4. The Consumer Products Fund Shares outstanding on the date hereof have been duly authorized and validly issued, are fully paid and are non-assessable.

5. AIF is not required to submit any notice, report or other filing with or obtain any authorization, consent or approval from any governmental authority or self regulatory organization prior to the consummation of the transactions contemplated by the Agreement.

         We confirm to you that to our knowledge, no litigation or governmental proceeding is pending or threatened in writing against Consumer Products Fund
(i) with respect to the Agreement or (ii) which involves in excess of $500,000 in damages.

                                Schedule 7.2(g)

                                  Tax Opinions
                                  ------------

                  (i) In accordance with Section 731 of the Code, no gain or loss will be recognized by Consumer Products Portfolio or Consumer Products Fund upon the transfer of the assets of Consumer Products Portfolio to Consumer Products Fund in complete liquidation of Consumer Products Portfolio.

                  (ii) The basis of the assets received by Consumer Products Fund in complete liquidation of Consumer Products Portfolio will be determined in accordance with Section 732(b) of the Code.

                  (iii) In accordance with Section 735(b) of the Code, the holding period of the assets received by Consumer Products Fund in complete liquidation of Consumer Products Portfolio will include the holding period for such assets in the hands of Consumer Products Portfolio.

                  (iv) The transfer of the assets of Consumer Products Fund to Global Trends in exchange for the Global Trends Shares distributed directly to Consumer Products Fund Shareholders, as provided in the Agreement, will constitute a "reorganization" within the meaning of Section 368(a) of the Code and that Consumer Products Fund and AST will each be a "party to a reorganization" within the meaning of 368(b) of the Code.

                  (v) In accordance with Section 361(a) and Section 361(c)(1) of the Code, no gain or loss will be recognized by Consumer Products Fund on the transfer of its assets to Global Trends solely in exchange for Global Trends Class A shares, Global Trends Class B shares and Global Trends Class C shares or on the distribution of such Global Trends Class A shares, Global Trends Class B shares and Global Trends Class C shares to Consumer Products Fund Shareholders.

                  (vi) In accordance with Section 1032 of the Code, no gain or loss will be recognized by Global Trends upon the receipt of assets of Consumer Products Fund in exchange for Global Trends Class A shares, Global Trends Class B shares and Global Trends Class C shares issued directly to Consumer Products Fund Shareholders.

                  (vii) In accordance with Section 354(a)(1) of the Code, no gain or loss will be recognized by Consumer Products Fund Shareholders on the receipt of Global Trends Class A shares, Global Trends Class B shares and Global Trends Class C shares in exchange for their Consumer Products Fund Shares.

                  (viii) In accordance with Section 362(b) of the Code, the basis to Global Trends of the assets of Consumer Products Fund transferred to it will be the same as the basis of such assets in the hands of Consumer Products Fund immediately prior to the Reorganization.

                  (ix) In accordance with Section 358(a) of the Code, the basis of a Consumer Products Fund Shareholder for Global Trends Class A shares, Global Trends Class B shares and

Global Trends Class C shares received by such Consumer Products Fund Shareholder will be the same as his basis for Consumer Products Fund Shares exchanged therefor.

                  (x) In accordance with Section 1223(1) of the Code, the holding period of a Consumer Products Fund Shareholder for Global Trends Class A shares, Global Trends Class B shares and Global Trends Class C shares will be determined by including said Consumer Products Fund Shareholder's holding period for Consumer Products Fund Shares exchanged therefor, provided that the shareholder held such Consumer Products Fund shares as a capital asset.

                  (xi) In accordance with Section 1223(2) of the Code, the holding period with respect to the assets of Consumer Products Fund transferred to Global Trends in the Reorganization will include the holding period for such assets in the hands of Consumer Products Fund.

                                Schedule 7.3(d)

                           Opinion of Counsel to AST
                           -------------------------

1. AST is validly existing as a business trust under the Delaware Business Trust Act.

2. AST is an open-end, management investment company registered under the Investment Company Act of 1940.

3. The execution, delivery and performance of the Agreement by AST have been duly authorized and approved by all requisite trust action on the part of AST. The Agreement has been duly executed and delivered by AST and constitutes the valid and binding obligation of Global Trends.

4. Global Trends Class A Shares, Global Trends Class B Shares and Global Trends Class C Shares outstanding on the date hereof have been duly authorized and validly issued, are fully paid and are non-assessable.

5. AST is not required to submit any notice, report or other filing with or obtain any authorization, consent or approval from any governmental authority or self regulatory organization prior to the consummation of the transactions contemplated by the Agreement.

         We confirm to you that to our knowledge, no litigation or governmental proceeding is pending or threatened in writing against Global Trends (i) with respect to the Agreement or (ii) which involves in excess of $500,000 in damages.



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